AMENDED AND RESTATED BYLAWS
OF
EXTREME NETWORKS, INC.

TABLE OF CONTENTS
(continued)

EXTREME NETWORKS, INC.
A DELAWARE CORPORATION
AMENDED AND RESTATED BYLAWS
ARTICLE I
STOCKHOLDERS
Section 1.1 Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.
Section 1.2 Special Meetings. Special meetings of the stockholders may be called only by the Board of Directors, for any purpose or purposes prescribed in the notice of the meeting, pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption and shall be held at such place, on such date and at such time as the Board may fix provided that the Board shall call a special meeting of stockholders upon request by the holders of not less than 25% of all shares entitled to cast votes at the meeting, voting together as a single class, only for the purposes set forth in Section 2.3. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.
Upon request in writing sent by registered mail to the president or chief executive officer by any stockholder or stockholders entitled to request a special meeting of stockholders pursuant to this Section 1.2 and Section 2.3, and containing the information required pursuant to Sections 1.8(b) and 2.11, the board of directors shall determine a place and time for such meeting, which time shall be not less than 120 nor more than 130 days after the receipt of such request, and a record date for the determination of stockholders entitled to vote at such meeting shall be fixed by the board of directors, in advance, which shall not be more that 60 days nor less than 10 days before the date of such meeting. Following such receipt of a request and determination by the Secretary of the validity thereof, it shall be the duty of the Secretary to present the request to the Board of Directors, and upon Board action as provided in this Section 1.2, to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section 1.3, hereof, that a meeting will be held at the place and time so determined, for such purposes, as well as any purpose or purposes determined by the Board of Directors in accordance with this Section 1.2.
Section 1.3 Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).
Section 1.4 Adjournment. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
Section 1.5 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.
If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.
Section 1.6 Conduct of the Stockholders' Meeting. At every meeting of the stockholders, the Chairman, if there is such an officer, or if not, the President of the Corporation, or in his absence the Vice President designated by the President, or in the absence of such designation any Vice President, or in the absence of the President or any Vice President, a chairman chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairman. The Secretary of the Corporation or a person designated by the Chairman shall act as Secretary of the meeting. Unless otherwise approved by the Chairman, attendance at the stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.9 of these Bylaws to act by proxy, and officers of the Corporation.
Section 1.7 Conduct of Business. The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.7 and Section 1.8, below, and no business shall be conducted at a special meeting except for that specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.7 and Section 1.8, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
Section 1.8 Notice of Stockholder Business.
(a) At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a director, which is governed by Section 2.11 of these Bylaws) must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 1.8 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 1.8 as to such business. For any business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 2.11 of these Bylaws), it must be a proper matter for stockholder action under the Delaware General Corporation Law, and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be in writing and must be received at the Corporation's principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of the preceding year's annual meeting as first specified in the Corporation's notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. “Public announcement” for purposes hereof shall have the meaning set forth in Section 2.11(c) of these Bylaws. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. For business to be properly brought before a special meeting by a stockholder, the business must be limited to the purpose or purposes set forth in a request under Section 1.2.
(b) A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment, (ii) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the proposal is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Proposing Person”), the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and of any other Proposing Person, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) any material interest of the stockholder and any other Proposing Person in such business, (v) the following information regarding the ownership interests of the stockholder and any other Proposing Person which shall be supplemented in writing by the stockholder not later than 10 days after the record date for voting at the meeting to disclose such interests as of such record date: (A) the class or series and number of shares of the Corporation that are owned beneficially and of record by the stockholder and any other Proposing Person; (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record or any other Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or other Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Proposing Person has a right to vote any shares of any security of the Corporation; (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or other Proposing Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”); (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Proposing Person that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (G) any performance-related fees (other than an asset-based fee) to which such stockholder or other Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder's or other Proposing Person's immediate family sharing the same household; (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Proposing Person; and (I) any direct or indirect interest of such stockholder or other Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (vi) any other information relating to such stockholder or other Proposing Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
(c) Notwithstanding the foregoing provisions of this Section 1.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.8; provided however, that any references in this Section 1.8 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 1.8. Nothing in this Section 1.8 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the certificate of incorporation or these bylaws. Subject to Rule 14a-8 and Rule 14a-11 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation's proxy statement any nomination or directors or any other business purpose.
(d) Notwithstanding any provisions to the contrary, the notice requirements set forth in subsections (a) and (b) above shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of the stockholder's intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
Section 1.9 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law. Each stockholder of record entitled to vote at a meeting of stockholders, may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent or by a transmission permitted by law and delivered to the Secretary of the Corporation. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.
All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.
All elections shall be determined by a plurality of the votes cast, and all other matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

Section 1.10 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, at the principal place of business of the Corporation.
The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
ARTICLE II
BOARD OF DIRECTORS
Section 2.1 Number and Term of Office. The number of directors shall be nine (9), and the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Subject to the succeeding provisions of this ARTICLE II, the directors shall be divided into three classes designated Class I, Class II-and-Class III-. At the 2010 annual meeting of stockholders, the Class III directors shall be elected for a term expiring at the third succeeding annual meeting of stockholders (the “2013 Annual Meeting”), and any director appointed to fill the vacant Class III position shall serve for a term expiring at the 2013 Annual Meeting. At each annual meeting of stockholders commencing with the 2011 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term expiring at the next annual meeting of stockholders. Commencing with the 2013 Annual Meeting, the foregoing classification of the Board of Directors shall cease, and all directors shall be elected or appointed for terms expiring at the next annual meeting of stockholders. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director.
Section 2.2 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Section 2.3 Removal. Subject to the rights of holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders at a special meeting of stockholders called for that purpose provided that the request for such meeting is made in compliance with Sections 1.2 and 1.8. Directors so chosen shall hold office until the expiration of the term for which elected, and until their respective successors are elected, or their earlier death, resignation or removal.
Section 2.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not fewer than 5 days before the meeting or by telegraphing or personally delivering the same not fewer than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 2.6 Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
Section 2.7 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 2.8 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or requited by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
Section 2.9 Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:
(a) To declare dividends from time to time in accordance with law;

(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
(c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;
(d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;
(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;
(f) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;
(g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and
(h) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation's business and affairs.
Section 2.10 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.
Section 2.11 Nomination of Director Candidates.
(a) Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of directors at an annual meeting may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any stockholder entitled to vote in the election of directors generally who complies with the procedures set forth in this Section 2.11 and who is a stockholder of record at the time notice is delivered to the Secretary of the Corporation. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting must be received at the Corporation's principal executive offices not less than 120 days nor more than 150 calendar days in advance of the date that the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth (i) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Nominating Person”), the name and address, as they appear on the Corporation's books, of the stockholder who intends to make the nomination and of any other Nominating Person, (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the following information regarding the ownership interests of the stockholder and any other Nominating Person, which shall be supplemented in writing by the stockholder not later than 10 days after the record date for notice of the meeting to disclose such interests as of such record date: (A) the class or series and number of shares of the Corporation that are owned beneficially and of record by the stockholder and any other

Nominating Person; (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or other Nominating Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Nominating Person has a right to vote any shares of any security of the Corporation; (D) any Short Interests in any securities of the Corporation directly or indirectly owned beneficially by such stockholder or other Nominating Person; (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Nominating Person that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (G) any performance-related fees (other than an asset-based fee) to which such stockholder or other Nominating Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder's or other Nominating Person's immediate family sharing the same household; (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Nominating Person; and (I) any direct or indirect interest of such stockholder or other Nominating Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iv) a description of all arrangements or understandings between the stockholder or other Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any other Nominating Person, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (vii) the consent of each nominee to serve as a director of the Corporation if so elected. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Notwithstanding the third sentence of this Section 2.11(a), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the one-year anniversary of the date of the preceding year's annual meeting as first specified in the Corporation's notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a stockholder's notice required by this Section 2.11(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(b) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.11 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation's notice of meeting, if the stockholder's notice as required by Section 2.11(a) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.
(c) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(d) No stockholder, other than the stockholders requesting a special meeting pursuant to Section 1.2 of these Bylaws, shall be permitted to submit nominations at any special meeting of the stockholders requested by stockholders pursuant to Section 1.2.
(e) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11; provided however, that any references in this Section 2.11 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of the holders of any series of Preferred Stock if and to the extent provided for under law, the certificate of incorporation or these Bylaws.
(f) Only persons nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors. Except as otherwise provided by law, the chairman of the meeting for the election of directors shall have the power and duty (i) to determine whether a nomination was made in accordance with the procedures set forth in this Section 2.11 and (ii) if any proposed nomination was not made in compliance with this Section 2.11, to declare that such nomination shall be disregarded.
Section 2.12 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.11 of these Bylaws to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

ARTICLE III
COMMITTEES
Section 3.1 Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 3.2 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.
ARTICLE IV
OFFICERS
Section 4.1 Generally. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Chairman of the Board, if there shall be such an officer, and the President shall each be members of the Board of Directors. Any number of offices may he held by the same person.
Section 4.2 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these bylaws.
Section 4.3 President. The President shall be the chief executive officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.
Section 4.4 Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.
Section 4.5 Treasurer / Chief Financial Officer. The Treasurer/Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
The Treasurer/Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President, the Chief Executive Officer, or the directors, upon request, an account of all his or her transactions as Treasurer/Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.
Section 4.6 Secretary. The Secretary shall issue all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders, the Board of Directors, and all committees of the Board of Directors. The Secretary shall have the authority to designate and appoint assistant secretaries to assist in the administration and performance of his or her duties. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.
Section 4.7 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
Section 4.8 Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.
Section 4.9 Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V
STOCK
Section 5.1 Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each stockholder, and, upon written request to the Corporation's transfer agent, any stockholder of uncertificated shares, shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.
Section 5.2 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these bylaws, (i) in the case of shares represented by a certificate, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor and (ii) in the case of uncertificated shares, receipt of proper transfer instructions from the registered owner thereof shall be required before a new certificate is issued therefor.
Section 5.3 Record Date. The Board of Directors may fix a record date, which shall not be more than 60 nor fewer than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.
Section 5.4 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue a new certificate in its place, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in a resolution adopted pursuant to Section 1 of Article V of these bylaws, and upon such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
Section 5.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI
NOTICES
Section 6.1 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram, telecopy or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or the time such notice is dispatched, if delivered through the mails or be telegram or mailgram.
Section 6.2 Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.
ARTICLE VII
MISCELLANEOUS
Section 7.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
Section 7.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 7.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.
Section 7.4 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
Section 7.5 Time Periods. In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE VIII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, or of a Partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) the action, suit or proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, unless the Delaware General Corporation Law then so prohibits, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation. service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.
Section 8.2 Right of Claimant to Bring Suit. If a claim under Section 8.1 of this Article VIII is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The burden of proving such claim shall be on the claimant. It shall be a defense to any such action (other then an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
Section 8.3 Non-Exclusivity of Rights. The rights conferred on any person in Sections 8.1 and 8.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 8.4 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.
Section 8.5 Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
Section 8.6 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.
ARTICLE IX
AMENDMENTS
Section 9.1 Amendment of Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.